                            STOCK PURCHASE AGREEMENT


                                      among


                                 NCO GROUP, INC.

                                 MEDSOURCE, INC.

                      WHITNEY SUBORDINATED DEBT FUND, L.P.

                          WHITNEY EQUITY PARTNERS, L.P.

                               C.B. HELLMANN, JR.

                                   MARK GORMAN

                                   JOHN O'HARA

                                       and

                      HEALTHCARE BUSINESS MANAGEMENT, LTD.


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                                TABLE OF CONTENTS
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
         SECTION 1:   DEFINED TERMS...............................................................................1

         SECTION 2:  SALE AND PURCHASE OF CAPITAL STOCK...........................................................6
                  2.1      Stock Delivery.........................................................................6
                  2.2 Closing; Purchase...........................................................................6
                  2.3 Purchase Price..............................................................................6
                  2.4 Closing Balance Sheet.......................................................................6
                  2.5 Post Closing Adjustment.....................................................................7

         SECTION 3: REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY..........................................8
                  3.1  Due Incorporation and Qualification; Subsidiaries..........................................8
                  3.2  Capital Stock; Options.....................................................................8
                  3.3  Authority to Execute and Perform Agreement.................................................9
                  3.4  Financial Statements......................................................................10
                  3.5  No Adverse Change.........................................................................10
                  3.6  Tax Matters...............................................................................10
                  3.7  Compliance with Laws......................................................................10
                  3.8  Permits...................................................................................11
                  3.9  No Breach.................................................................................11
                  3.10  Consents.................................................................................11
                  3.11  Judgments and Proceedings................................................................11
                  3.12  Employee Relations.......................................................................12
                  3.13  Contracts................................................................................13
                  3.14  Real Property............................................................................13
                  3.15  Books of Account and Reports.............................................................13
                  3.16  Accounts Receivable......................................................................14
                  3.17  Tangible Property........................................................................14
                  3.18  Intangible Property......................................................................14
                  3.19  Title....................................................................................14
                  3.20  Liabilities..............................................................................14
                  3.21  Suppliers and Customers..................................................................15
                  3.22  Employee Benefit Plans...................................................................15
                  3.23  Insurance................................................................................16
                  3.24  Software.................................................................................17
                  3.25  Operations Prior to and Including the Closing............................................17
                  3.26  Questionable Payments....................................................................19
                  3.27  No Broker................................................................................19
                  3.28 Full Disclosure...........................................................................19
                  3.29  Representations and Warranties on Closing Date...........................................19
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
         SECTION 4: REPRESENTATIONS, WARRANTIES AND COVENANTS OF CMJ.............................................19
                  4.1 Ownership..................................................................................20
                  4.2 No Other Agreements........................................................................20
                  4.3 Actions and Proceedings....................................................................20
                  4.4 No Breach..................................................................................20
                  4.5 Consents...................................................................................20
                  4.6 No Broker..................................................................................20
                  4.7 Questionable Payments......................................................................20
                  4.8 Representations and Warranties on Closing Date.............................................21

         SECTION 5: REPRESENTATIONS, WARRANTIES AND COVENANTS OF WHITNEY:........................................21
                  5.1 Ownership..................................................................................21
                  5.2 No Other Agreements........................................................................21
                  5.3 Actions and Proceedings....................................................................21
                  5.4 Authority to Execute and Perform Agreement.................................................21
                  5.5 No Breach..................................................................................22
                  5.6 Consents...................................................................................22
                  5.7 No Broker..................................................................................22
                  5.8 Representations and Warranties on Closing Date.............................................22

         SECTION 6: REPRESENTATION, WARRANTIES AND COVENANTS OF HBM:.............................................22
                  6.1 Ownership..................................................................................22
                  6.2 Authority to Execute and Perform Agreement.................................................22
                  6.3 No Other Agreements........................................................................23
                  6.4 Actions and Proceedings....................................................................23
                  6.5 No Breach..................................................................................23
                  6.6 Consents...................................................................................23
                  6.7 No Broker..................................................................................23
                  6.8 Representations and Warranties on Closing Date.............................................23

         SECTION 7:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF NCO............................................23
                  7.1 Due Incorporation and Qualification........................................................23
                  7.2 Authority to Execute and Perform Agreement.................................................24
                  7.3 No Breach..................................................................................24
                  7.4 Consents...................................................................................24
                  7.5 No Broker..................................................................................24
                  7.6 SEC Reports................................................................................24
                  7.7 Full Disclosure............................................................................24
                  7.8 Representations and Warranties on Closing Date.............................................25

         SECTION 8:  CERTAIN OBLIGATIONS OF THE COMPANY PENDING CLOSING..........................................25
                  8.1 Conduct of Business........................................................................25
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
                  8.2  Preservation of Business..................................................................26
                  8.3  Insurance.................................................................................27
                  8.4  Access to Business........................................................................27
                  8.5  Proceedings...............................................................................27
                  8.6  Continued Effectiveness of Representations and Warranties of Corporation..................28
                  8.7  No Shopping...............................................................................28
                  8.8  Material Consents.........................................................................28

         SECTION 9:  CERTAIN OBLIGATIONS OF NCO PENDING CLOSING..................................................28
                  9.1  Material Consents.........................................................................28

         SECTION 10.  CONDITIONS TO CLOSING......................................................................29
                  10.1  Mutual Conditions........................................................................29
                  10.2  Conditions to Obligations of NCO.........................................................29
                           10.2.1 Performance of Agreements......................................................29
                           10.2.2 No Breach of Representations...................................................29
                           10.2.3 Delivery of Certificate........................................................30
                           10.2.4  No Material Adverse Change....................................................30
                           10.2.5  Proceedings...................................................................30
                           10.2.6  Approval of Counsel to NCO....................................................30
                           10.2.8  Deliverables..................................................................30
                           10.2.8.1 Instruments of Transfer......................................................30
                                    10.2.8.2  Receipts...........................................................30
                                    10.2.8.3  Consents...........................................................30
                                    10.2.8.4  Good Standing......................................................30
                                    10.2.8.5  Incumbency Certificate.............................................31
                                    10.2.8.6  Certified Resolutions..............................................31
                                    10.2.8.7  Opinion of Counsel.................................................31
                                    10.2.8.9  Other Documents....................................................31
                           10.2.9 Employment Agreements..........................................................31
                           10.2.10 Rights to Acquire MedSource Stock.............................................31
                  10.3  Conditions to Obligations of the Seller..................................................31
                           10.3.4  Deliveries....................................................................32
                                    10.3.4.1 Closing Date Payment Amount.........................................32
                                    10.3.4.2  Good Standing......................................................32
                                    10.3.4.3  Certified Resolutions..............................................32
                                    10.3.4.4  Incumbency Certificate.............................................32
                                    10.3.4.5  Opinion of Counsel.................................................32
                           10.3.4.6  Other Documents.............................................................32
                           10.3.5 Employment Agreements..........................................................32
                           10.3.6 Contribution of Certain Funds..................................................32
                           10.3.7 Availability of Certain Discretionary Funds....................................32

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
         SECTION 11:  RESTRICTIVE COVENANTS OF CMJ AND WHITNEY...................................................32
                  11.1     Certain Acknowledgments...............................................................32
                           11.1.1   NCO Business.................................................................32
                           11.1.2   Competitive Nature of Business...............................................33
                           11.1.3   Access to Information........................................................33
                           11.1.4   Basis for Covenants..........................................................33
                  11.2     Nondisclosure Covenants...............................................................33
                  11.3     Noncompetition and Noninterference Covenants..........................................33
                           11.3.1   .............................................................................34
                                    (1)     Solicitation Restrictions............................................34
                                    (2)     Competing Business Restrictions......................................34
                                    (1)     Competing Business Restrictions......................................34
                                    (2)     Noninterference......................................................34
                  11.4     Nonsolicitation.......................................................................34
                  11.5     Certain Exclusions....................................................................34
                  11.6     Enforcement of Covenants..............................................................35
                  11.7     Scope of Covenants....................................................................35

         SECTION 12:   INDEMNIFICATION...........................................................................35
                  12.1  The Company's, CMJ's, HBM's and Whitney's Indemnification................................35
                           12.1.1  Misrepresentations............................................................36
                           12.1.2  Nonperformance................................................................36
                           12.1.3 MedSource Name.................................................................36
                           12.1.4  Proceedings...................................................................36
                                            12.1.5 Office Reorganization.........................................36
                  12.2 CMJ's Indemnification.....................................................................36
                  12.3 Whitney's Indemnification.................................................................36
                  12.4 HBM's Indemnification.....................................................................36
                  12.5  NCO's Indemnification....................................................................37
                           12.5.1  Misrepresentations............................................................37
                           12.5.2  Nonperformance................................................................37
                  12.6  Indemnification Procedures...............................................................37
                           12.6.1  Notice........................................................................37
                           12.6.2  Defense.......................................................................37
                  12.7  Payments.................................................................................38
                  12.8  Setoff and Holdback......................................................................38
                  12.9 Certain Qualifications....................................................................38
                  12.10 Exclusive Remedy.........................................................................39

         SECTION 13:  TERMINATION AND WAIVER.....................................................................40
                  13.1  Termination..............................................................................40
                  13.2  Effect of Termination....................................................................41
                  13.3  Extension; Waiver........................................................................41
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
         SECTION 14:  OTHER PROVISIONS...........................................................................41
                  14.1  Fees and Expenses........................................................................41
                  14.2  Publicity................................................................................41
                  14.3  Notice...................................................................................41
                  14.4  Survival of Representations..............................................................43
                  14.5  Interpretation of Representations........................................................43
                  14.6  Reliance by NCO..........................................................................44
                  14.7  Entire Understanding.....................................................................44
                  14.8  Parties in Interest......................................................................44
                  14.9  Waivers..................................................................................44
                  14.10  Severability............................................................................44
                  14.11  Counterparts............................................................................44
                  14.12  Section Headings........................................................................44
                  14.13  References..............................................................................44
                  14.14  Controlling Law.........................................................................45
                  14.15  Jurisdiction and Process................................................................45
                  14.16  No Third-Party Beneficiaries............................................................45
                  14.17 Further Assurances.......................................................................45
                  14.18 Schedules................................................................................45
                  14.19 Certain Matters Relating to Employees....................................................45
                           14.20 Covenant Relating to Tax Returns................................................46
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                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This Agreement is made this 4th day of May, 1998, by and among NCO Group, Inc., a Pennsylvania corporation ("NCO"), MedSource, Inc., a Delaware corporation (the "Company"), C.B. Hellmann, Jr. ("Chip"), Mark Gorman ("Mark") and John O'Hara ("John") (Chip, Mark and John collectively hereinafter referred to as "CMJ"), Whitney Subordinated Debt Fund L.P., a Delaware limited partnership ("Whitney Fund") and Whitney Equity Partners, L.P., a Delaware limited partnership ("Whitney Partners") (Whitney Fund and Whitney Partners hereinafter together referred to as "Whitney") and HealthCare Business Management, Ltd., a Delaware corporation ("HBM" together with CMJ and Whitney, the "Seller").

                                    RECITALS
                                    --------

         WHEREAS, Seller owns of record and beneficially all of the issued and outstanding capital stock of the Company;

         WHEREAS, Seller desires to sell all such issued and outstanding capital stock of the Company, and NCO desires to acquire all of the outstanding capital stock of the Company, pursuant to the terms of this Agreement.

          NOW, THEREFORE, intending to be legally bound hereby and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1: DEFINED TERMS

         As used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings:

                 1.1 "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract, (b) any note receivable, or (c) any other receivable or right to payment of any nature.

                 1.2 "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including, but not limited to, (a) Cash Assets, (b) Accounts Receivable, (c) other current assets of any nature including, but not limited to, unbilled revenue, prepayments, deposits and escrows, (d) Tangible Property, (e) Real Property, (f) Software, (g) Intangibles, (h) Contract Rights, (i) claims, causes of action and other legal rights and remedies of any nature, and (j) good will.

                 1.3 "Business" means the accounts receivable management and collection business conducted by the Company and the Company's Subsidiaries through the date of Closing Date.


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                 1.4 "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

                 1.5 "Change in Control Payment" means an aggregate amount equal to $800,000 payable $400,000 to Chip and $400,000 to Paul Weitzel.

                 1.6 "Closing Date Company Obligations" means the aggregate of the following: (i) the amount that would be required to satisfy in full as of the Closing Date all long-term debt (including the current portion of long-term debt) of the Company, including, without limitation, the principal, accrued interest, fees and penalties, if any, that would be due and owing with respect to the satisfaction of such debt; (ii) the Change in Control Payment and (iii) the Dividend Payment.

                 1.7 "Code" means the Internal Revenue Code of 1986, as amended.

                 1.8 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result or to avoid the occurrence of a default or breach which if not obtained could reasonably be expected to have a Material Adverse Effect.

                 1.9 "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature whatsoever.

                 1.10 "Contract Right" means, with respect to any Person, any right, power or remedy of any nature of such Person under any Contract including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's obligations, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

                 1.11 "Dividend Payment" means an amount equal to the dividends payable on the MedSource Preferred Stock which have accrued but as of the Closing Date have not been paid.

                 1.12 "Documents" means and includes any document, agreement, instrument, certificate, notice, Consent, affidavit, correspondence (by letter, telegram, telex or otherwise), written statement, schedule or exhibit whatsoever.

                 1.13 "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA, or any other plan, trust agreement, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, hospitalization, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, equity compensation, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group

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insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature, including without limitation, those benefiting retirees or former employees.

                 1.14 "Encumbrance" means any lien, security interest, pledge, mortgage, judgment, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

                 1.15 "Environmental Laws" means all Laws relating to pollution, protection of the environment, health, safety, or the exposure of persons to Hazardous Substances, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases into the environment (including, without limitation, ambient air, surface water, ground water or land) of any Hazardous Substances identified or regulated under any such Environmental Laws.

                 1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 1.17 "Escrow Amount" means $250,000; provided, however, such amount shall be increased up to $750,000 on a dollar-for-dollar basis for each dollar in excess of $250,000 that the Tangible Net Worth of the Company as of March 31, 1998 is reported to be less than $4,606,000, in a due diligence report delivered within 30 days after the date of this Agreement to NCO by Coopers and Lybrand based upon its review of the Company's books and records.

                 1.18 "GAAP" means generally accepted accounting principles under United States accounting rules and regulations, as in effect from time to time, consistently applied.

                 1.19 "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any Law or any United States federal government authority, or any state or local government authority having jurisdiction over Real Property owned, leased, used or occupied by Company, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including, but not limited to, (a) all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, dangerous or toxic pursuant to any Law of the state in which such Real Property is located or any United States Law, and (b) urea-formaldehyde, polychlorinated byphenyls, asbestos or asbestos-containing materials, nuclear or radioactive fuel or waste, radon, explosives, known carcinogens, petroleum, petroleum products, or any other waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the owner, operator, possessor or occupier of such Real Property to any claims, causes of action, costs damages, penalties, expenses, demands or liabilities, however defined, under any applicable Law.

                 1.20 "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, workers' compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, owner's title, or other insurance policy or binder of any nature.


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                 1.21 "Intangible Property " means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret (including, without limitation, recipes, formula and ingredients), know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right or other intangible asset of any nature, whether in use, under development or design, or inactive.

                 1.22 "Judgment" means any order, writ, injunction, fine, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

                 1.23 "Knowledge" or "Know" or the like with reference to the Company means that none of the executive officers, including the Vice President of Operations and General Manager -Nashville Business Unit, or directors of the Company have any actual Knowledge or actual belief that the statement qualified by Knowledge is incorrect, with reference to any other Person that is an entity means that none of the executive officers or directors of such Person have any actual Knowledge or actual belief that the statement qualified by Knowledge is incorrect and with reference to a Person that is a natural person means that such person does not have actual Knowledge or actual belief that the statement qualified by Knowledge is incorrect.

                 1.24 "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, order, charter, constitution, treaty, rule or regulation, guideline, or consent order, decree or agreement, including without limitation, common law.

                 1.25 "Liabilities" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

                 1.26 "Material Adverse Effect" means any change or effect that would be materially adverse to the condition (financial or otherwise), results of operations, Business, Assets of the Business, Liabilities, or business prospects of the Company and its Subsidiaries taken as a whole.


                 1.27 "MedSource Common Stock" means the common stock of MedSource, par value $.01 per share.

                 1.28 "MedSource Preferred Stock" means the Company's 8% Series A Cumulative Convertible Preferred Stock, $.01 par value, and the Company's Series C Convertible Preferred Stock, $.01 par value.

                 1.29 "MedSource Stock" means the MedSource Common Stock and MedSource Preferred Stock.


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                 1.30 "Permit" means any license, permit, approval, certificate, consent, waiver, order, authorization, registration, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority or any Person acting on behalf of any such body, agency or authority.

                 1.31 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company or partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

                 1.32 "Proceeding" means any claim, demand, suit, action, litigation, investigation, arbitration, audit, hearing or other legal proceeding of any nature, or any formal demand which might lead to any of the foregoing.

                 1.33 "Real Property" means any real estate, land, building, condominium, town house, structure, improvement or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or any other corporation owning real estate, partnership interests in partnerships, membership interests in limited liability companies or other forms of ownership interest through which interests in real estate are held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

                 1.34 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including, but not limited to, all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

                 1.35 "Subsidiary" means any Person in which a majority of the total direct or indirect equity or ownership interest is owned, of record or beneficially, by another Person or a direct or indirect Subsidiary of such other Person.

                 1.36 "Tangible Net Worth" means the tangible net worth of the Company determined by subtracting from the total assets of the Company the following: (i) intangible assets (including goodwill, deferred financing acquisition costs and deferred loan costs); and (ii) current liabilities (including accounts payable, accrued expenses, accrued compensation and trust payable but excluding current portion of long-term debt and any interest to be paid as a Closing Date Company Obligation) and adding to the result any cost or expense of the Company incurred after the date hereof relating to the closure of offices or the termination of employees which closure or termination is consistent with NCO's plan to restructure the Company's operations after the Closing Date as communicated to Company by NCO in writing, provided, however, no cost or expense for which an indemnification obligation exists pursuant to
Section 12.1.5 shall be added to the result.


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                 1.37 "Tangible Property" means any furniture, fixtures,
leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

                 1.38 "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, realty transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature, and (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

SECTION 2:  SALE AND PURCHASE OF CAPITAL STOCK.

                 2.1 Stock Delivery. On the Closing Date (as hereinafter defined), subject to and upon the terms and conditions contained herein, Seller will sell, transfer, convey, assign and deliver to NCO, and NCO will purchase and acquire from the Seller, all right, title and interest in and to the shares of MedSource Stock owned by Seller (including with respect to the shares of MedSource Preferred Stock all shares of the MedSource Common Stock and shares of the Company's 8% Series B Cumulative Redeemable Preferred Stock into which the MedSource Preferred Stock may be converted prior to the Closing Date). Seller shall deliver all certificates representing the MedSource Stock (and any securities into which the MedSource Stock has been converted), duly endorsed for transfer to NCO, on the Closing Date.

                 2.2 Closing; Purchase. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 13, the closing (the "Closing") of this Agreement shall take place (a) at 10:00 a.m. (local time) on the later of (i) the date on which all conditions to the respective obligations of the parties set forth in Section 10 hereof shall have been satisfied or waived, or (ii) the earlier of the date which is five days after NCO completes the public offering of its common stock with respect to which NCO is currently preparing a registration statement or July 15, 1998 or (b) at such other time and date as NCO, CMJ and Whitney shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Blank Rome Comisky & McCauley, Philadelphia, Pennsylvania, or at such other location as NCO, CMJ and Whitney shall agree.

                 2.3 Purchase Price. In consideration of the sale, transfer, conveyance and delivery of the MedSource Stock, and in reliance upon the representations and warranties made herein by Company, CMJ, Whitney and HBM, NCO shall, in full payment thereof, pay to Seller a total purchase price equal to $35,000,000 (the "Base Purchase Price"), reduced by the amount of the Closing Date Company Obligations (as so reduced, the "Closing Date Payment Amount") and further adjusted by the amount of the Post-Closing Adjustment (as defined in Section 2.5), if any (as so reduced and adjusted, the "Purchase Price".) The Purchase Price shall be allocated among the Seller as set forth

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in Schedule 2.3. The Closing Date Payment Amount, less the Escrow Amount shall be paid to Seller (as set forth on Schedule 2.3) in cash by bank or certified check or by wire transfer on the Closing Date. On the Closing Date, NCO shall deliver to the Escrow Agent pursuant to, and in accordance with the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit "A" (the "Escrow Agreement") the Escrow Amount. The Escrow Amount shall be held in an escrow account (the "Escrow Account") and distributed in accordance with the terms of the Escrow Agreement.

          2.4 Closing Balance Sheet. (a) Seller will deliver to NCO as soon as reasonably practicable but in no event later than forty-five (45) business days after Closing, an unaudited balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"), together with the related statement of income for the year-to-date period ended on the date of the Closing Balance Sheet. The Closing Balance Sheet and related statement of income shall have been prepared in accordance with GAAP consistently applied by the Company in accordance with past practice for the financial statements described in Section 3.4 hereto. The Closing Balance Sheet shall include accruals for all obligations of the Company and its Subsidiaries including , if applicable, for federal, state and local taxes (including income taxes) as well as accruals, if applicable, for payroll taxes, employee benefits, workers' compensation insurance premiums and deposits, sick pay and "comp" time, fees and expenses of the Company pursuant to Section
14.1 in all cases as if there had been a closing of the books on the date of the Closing Balance Sheet. The Company shall give the representatives of the Seller reasonable access to the Company's books and records for the purpose of preparing the Closing Balance Sheet and shall allow the Company's Chief Financial Officer and appropriate NCO accounting personnel to assist the Seller to prepare the Closing Balance Sheet.

                  (b) NCO shall, within 20 days after delivery to NCO by Seller of the Closing Balance Sheet, notify Seller in writing if it disputes the accuracy of the Closing Balance Sheet. Such notice shall specify in reasonable detail the nature of the dispute. If no such notice is received by Seller, NCO shall be deemed to have accepted the accuracy of the Closing Balance Sheet. If such notice is given to Seller, then during the 20-day period following the receipt of such notice by Seller, Seller and NCO shall attempt to resolve such dispute and to determine the accuracy of the Closing Balance Sheet. If at the end of the 20-day period, Seller and NCO shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to a Big Six Certified Public Accounting Firm agreeable to both Seller and NCO (the "Arbitrator"), which shall act as an arbitrator and shall issue its report as to the Closing Balance Sheet within forty-five (45) days after such dispute is referred to the Arbitrator. Each of the parties hereto shall bear all costs and expenses incurred by such party in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne equally by Seller and NCO. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom. The Closing Balance Sheet prepared by Seller if not disputed by NCO, or, if disputed by NCO, the Closing Balance Sheet with respect to which a written agreement is reached to settle the dispute or, if no written agreement is reached, the Closing Balance Sheet with respect to which a report is issued by the Arbitrator shall be the Closing Balance Sheet utilized the determine the Post-Closing Adjustment as provided in Section 2.5.

          2.5 Post Closing Adjustment. If the Tangible Net Worth of the Company as reflected on the Closing Balance Sheet is less than $4,606,000 the amount of such difference shall be the Post Closing Adjustment which shall be payable by Seller (in the proportions set forth on Schedule 2.3) to NCO. If the Tangible Net Worth of the Company as reflected on the Closing Balance Sheet is greater than $4,606,000 the amount of such difference shall be the Post Closing Adjustment which shall be payable by NCO to Seller (in the proportions set forth by Schedule 2.3). If any Post Closing Adjustment is required, the adjustment shall be made on the date on which NCO accepts the accuracy of the Closing Balance Sheet or the date upon which any dispute concerning the closing Balance Sheet is resolved. The amount of any Post Closing Adjustment payable by NCO shall be paid to Sellers (in the proportion set forth on Schedule 2.3 hereto) by wire transfer in immediately available funds to an account or accounts designated by Sellers. The amount of any Post Closing Adjustment payable by Seller shall be paid to NCO by Seller (in the proportions set forth on Schedule
2.3 hereto) by wire transfer in immediately available funds to an account or accounts designated by NCO. The funds in the Escrow Account shall be utilized to pay the Post Closing Adjustment. Seller shall deliver a letter to the Escrow Agent (with a copy to NCO) instructing the Escrow Agent to release to NCO the funds held in the Escrow Account necessary to pay the Post Closing Adjustment and the amount paid by the Escrow Agent shall be credited against the Post-Closing Adjustment payable by Seller to NCO. The balance of any funds held in the Escrow Account after payment of such Post Closing Adjustment shall be distributed to Sellers (in the proportions set forth on Schedule 2.3). If the funds in the Escrow Account are not sufficient to pay the total Post Closing Adjustment payable to NCO, Seller shall pay on the date that the Post Closing Adjustment is determined the difference between the Post Closing Adjustment and the funds in the Escrow Account by wire transfer in immediately available funds to an account designated by NCO (in the proportions set forth on Schedule 2.3).

SECTION 3: REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY.
Knowing that NCO relies thereon, the Company represents, warrants and covenants to NCO on the date hereof and on and as of the Closing Date as follows:

          3.1 Due Incorporation and Qualification; Subsidiaries. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Subsidiary of the Company has the full power and authority to own, lease and operate the Assets of the Business which it leases and operates and, to carry on its Business as and where such Business is now conducted. The Company has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions herein provided. The Company or its Subsidiaries is duly qualified as a foreign corporation in good standing under the Laws of the jurisdictions set forth in Schedule 3.1. There is no other jurisdiction in which the nature of the Business or location of the Assets requires such licensing or qualification, except where the failure to be so qualified would not have, and could not be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, the Company has no Subsidiaries nor owns, directly or indirectly, any equity interest in or has control of, alone or in combination with others, any Person.

Schedule 3.1 sets forth the names and titles of the Company's and its Subsidiaries directors and officers, and all names under which and addresses at which the Company and its Subsidiaries have done business at any time since January, 1993.

          3.2 Capital Stock; Options. The Company is authorized to issue (i) 10,000,000 shares of MedSource Common Stock, 2,905,000 shares of which are issued and outstanding on the date hereof and are owned of record and beneficially by CMJ and HBM free and clear of any Encumbrance (ii) 150,000 shares of the 8% Series A Cumulative Convertible Preferred Stock, $.01 par value, 138,400 shares of which are issued and outstanding on the date hereof and are owned of record and beneficially by Whitney Partners, (iii) 150,000 shares of 8% Series B Cumulative Redeemable Preferred Stock, $0.01 par value, none of which are issued, and (iv) 50,000 shares of Series C Convertible Preferred Stock, $.01 par value, 46,100 shares of which are owned of record and beneficially by Whitney Fund. No other class of capital stock of the Company is authorized, issued or outstanding. All of the issued and outstanding shares of the MedSource Common Stock and MedSource Preferred Stock are duly authorized and are legally and validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, rights, options, warrants, calls, commitments or agreements to which the Company is a party or by which it is bound or may be bound which relate to the issuance or sale of shares of its capital stock and neither Company nor Seller is a party to or bound by any agreement relating to the sale or other disposition of any shares of the Company's capital stock. Except as set forth on Schedule 3.2, there is no liability for dividends declared or accumulated but unpaid with respect to any of the MedSource Common Stock or MedSource Preferred Stock. Except as set forth in Schedule 3.2, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote is issued or outstanding. Except as set forth in Schedule 3.2, there are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any shares of the MedSource Common Stock, MedSource Preferred Stock or other capital stock of the Company, or (ii) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the material obligations of, any Person. Except as set forth on Schedule 3.2, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on revenues or earnings, or calculated in accordance therewith, of the Company or any Subsidiary of the Company. Except as set forth in Schedule 3.2, there are no voting trusts, proxies or other agreements or understandings to which any of the Company or Seller is a party or by which any of the Company or Seller is bound with respect to the voting of any shares of capital stock or other equity interests of the Company. Schedule 3.2 includes an accurate and complete list of the authorized, issued and outstanding shares of stock of each Subsidiary of the Company and the names of all of the directors and officers of each Subsidiary of the Company. The Company is the legal and beneficial owner of, and has good and valid title to, all of the outstanding capital stock of each Subsidiary of the Company, free and clear of any Encumbrances. Except for the shares of capital stock listed on Schedule 3.2, there are no other issued or outstanding shares of capital stock of any Subsidiary of the Company. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability attaching to the ownership thereof. Except as set forth on Schedule 3.2, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock or other securities in any Subsidiary of the Company.

          3.3 Authority to Execute and Perform Agreement. The Company has the full legal right and power and all authority and approvals required to enter into, execute, deliver and perform this Agreement and its obligations hereunder. The execution, delivery and performance of this Agreement (and all other Documents required to effect the transaction contemplated) and the consummation of the transactions contemplated herein have been duly authorized by the Company's Board of Directors and shareholders. This Agreement, and each Document contemplated by this Agreement, is and will be the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

          3.4 Financial Statements. Schedule 3.4 contains the financial statements and notes thereto of the Company (including balance sheets and related statements of income, retained earnings and cash flows) at and for the fiscal years ended December 31, 1997 and 1996. All such statements, including the footnotes thereto, were audited by Arthur Andersen LLP, independent certified public accountants. Schedule 3.4 also sets forth the Company's financial statements (including unaudited balance sheets and the related statements of income, retained earnings and cash flows) at and for the three months ended March 31, 1998. The foregoing financial statements of the Company are hereinafter collectively referred to as the "Financial Statements". The Financial Statements are true and correct in all material respects, and fairly present the financial position of the Company as at such dates and the results of its operations and the changes in its retained earnings and its financial position for the periods then ended in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements are not affected by transactions or accounts with affiliated companies, if any.

          3.5 No Adverse Change. Since the date of the latest Financial Statements there has occurred no event that, individually or when taken together with all other events, has had or reasonably could be expected to have a Material Adverse Effect. The Company does not know of any such event which is impending.

          3.6 Tax Matters. The Company and each Subsidiary of the Company has duly and timely filed with the appropriate governmental agencies all Tax and other returns required to be filed by it, all of which have been accurately prepared in all material respects. All Taxes due, owing and payable, or which may be due, owing and payable, have been fully paid or duly provided for in the Financial Statements or, with respect to tax periods after the date of the Financial Statements are reflected in the books and records of the Company. No claim for Taxes due is being contested by the Company or any Subsidiary of the Company. Adequate provision has been made in the Financial Statements for all liabilities of the Company for Taxes not required to be paid prior to the due dates therefor or if liabilities for Taxes have arisen after the date of the latest Financial Statements such liabilities are reflected in the books and records of the Company. Except as set forth on Schedule 3.6, The Company's federal and state income tax returns have never been audited by the IRS or any state tax authority. The Company has received no notice from the IRS or any state tax authority of any deficiency or other adjustment which has not been satisfied, and the Company has no Knowledge that such a notice may be sent. To the Company's Knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any further liability for Taxes. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any Tax against the Company or any Subsidiary of the Company, nor are there any actions, suits or claims now pending (or, to the Company's Knowledge, threatened) against the Company in respect of any Tax. Copies of the Company's Subsidiaries' federal and state income tax returns for each of the periods set forth on a schedule previously delivered to NCO have been or will be provided to NCO.

          3.7 Compliance with Laws. Except as set forth in Schedule 3.7, the Company and its Subsidiaries have complied with all Laws relating to the Business or operations of the Company and the Company's Subsidiaries, except where the failure to comply with such Laws could not reasonably be expected to have a Material Adverse Effect. Schedule 3.7 sets forth a true, complete and accurate description of all inspections and reports with respect to the Company or its Subsidiaries made by federal, state and local governmental agencies, authorities and other Persons since July 1997 regarding any Laws applicable to the Company's Business or the Assets of the Business, together with a description of all recommendations of, actions taken by, submission of information to, and fines and penalties imposed by, all such governmental agencies and authorities. Except as set forth in Schedule 3.7, neither the Company nor any of its Subsidiaries has received notice of any alleged violation of or claim under any such Laws, and there is no basis for a violation thereof which may occur in the future (either upon notice, lapse of time, or both), and no investigation, charge, claim or other action under any such Laws is pending or threatened.

          3.8 Permits. The Company and its Subsidiaries hold as of the date of signing this Agreement all Permits which are necessary and material for the conduct of the Business as heretofore conducted. A true, correct and complete list of all of the Company's and its Subsidiaries' Permits is set forth in
Schedule 3.8, and all such Permits are in full force and effect, no violations which have not been remedied have been recorded in respect of any Permit. Except as set forth in Schedule 3.8, neither the Company nor any Subsidiary is in default, nor has received any notice of any claim of default, with respect to any such Permit or of any notice of any other claim or Proceeding (or threatened Proceeding) relating to any such Permit.

          3.9 No Breach. Except as set forth in Schedule 3.9, the consummation of the transactions herein contemplated including, without limitation, the execution and delivery of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) the Certificate of Incorporation or Bylaws of the Company, (b) the terms of any Contract to which the Company or any Subsidiary of the Company is a party or any of the Assets of the Business are or may be bound, (c) any Judgment, or (d) any Laws; or (2) result in the creation or imposition of any Encumbrance on any of the Assets of the Business or give to any Person any interest or right in any of the Assets of the Business; or (3) accelerate the maturity of or otherwise modify any Liability of the Company or any Subsidiary of the Company; or (4) result in the breach of any of the terms and conditions of, constitute a default under or otherwise cause any impairment of, any Contract, or Permits which, if not cured, could reasonably be expected to have a Material Adverse Effect.

          3.10 Consents. Except as set forth in Schedule 3.10, no Consent is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby.

          3.11 Judgments and Proceedings. Except as set forth in Schedule 3.11, there is no outstanding Judgment against the Company or any Subsidiary of the Company or against or affecting any of the Assets or operations or prospects of the Business. Except as set forth in Schedule 3.11, there is no Proceeding pending, or to the Company's Knowledge, threatened, against the Company or any Subsidiary of the Company or against or affecting the Business, its Assets or operations, and the Company does not know or have reasonable grounds to know of any basis for any such Proceeding. True and correct copies of all complaints, pleadings, motions and other papers filed in connection with the Proceedings listed in Schedule 3.11 have been or will be within ten days after the date hereof delivered to NCO. Schedule 3.11 also includes a true and correct list of all open workmen's compensation claims. Except as set forth in Schedule 3.11, there are no Proceedings pending or, to the Company's Knowledge, threatened, or any contingent liability, which would give rise to any right of indemnification on the part of any officer, director, employee or agent of the Company or any Subsidiary of the Company, or heirs, executors or administrators thereof against the Company or any Subsidiary of the Company or any successor. Except as set forth in Schedule 3.11, no breach of contract, tort or other claim (whether arising from the operations of the Business or otherwise) has been asserted or, to the Company's Knowledge, no event has occurred which could reasonably be expected to give rise to such a claim.

          3.12 Employee Relations. Neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or any other Contract with any union or organization or any other representatives of the Company or any Subsidiary of the Company. Except as set forth in Schedule 3.12, neither the Company nor any Subsidiary of the Company is a party to any written or oral employment agreement with any of its officers, directors, employees, consultants, agents, or other Persons which is not terminable by the Company or its Subsidiaries at will without penalty or cost to the Company or its Subsidiaries. True and correct copies of all agreements disclosed in Schedule
3.12 (or summaries of oral agreements so disclosed) have been or will be delivered to NCO. To the Company's Knowledge, except as set forth in Schedule 3.12, (1) no grievance or claim which could reasonably be expected to have a Material Adverse Effect is pending and no claim therefor has been asserted, (2) no claim has been asserted under any written or oral employment agreement and
(3) no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has any present or, to the Knowledge of the Company, threatened labor disturbances or any pending arbitration, unfair labor practice, grievance, or other Proceeding of any kind with respect to its employees and has had no such labor disturbance, Proceeding or litigation for the past eighteen months or which remains unresolved on the date hereof. The Company does not Know of any present or threatened walkout, strike or any similar occurrence which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule
3.12 during the past five years, no union attempts to organize or represent the employees of the Company or any Subsidiary of the Company have been made, nor are any such attempts to the Knowledge of the Company now threatened, nor has the Company or any Subsidiary of the Company been notified by any labor organization or other entity that it is soliciting or intends to solicit the employees of the Company or its Subsidiaries to select a bargaining agent, nor is any such solicitation being made or, to the Company's Knowledge, contemplated by any labor union. Schedule 3.12 is a true and correct list of all personnel employed by the Company and its Subsidiaries as of the date hereof and their respective salaries, wages and rates of compensation, which Schedule will be updated at Closing. Upon termination of the employment of any said employees, neither the Company nor any Subsidiary of the Company will by reason of anything done prior to the Closing Date be liable to any of said employees for severance pay or any other payments, except as and to the extent set forth in Schedule
3.12. Except as disclosed in Schedule 3.12, no employee of the Company or any Subsidiary of the Company has indicated to the Company an intention to terminate employment with the Company or its Subsidiaries.

          3.13 Contracts. Set forth on Schedule 3.13 is an accurate and complete list of all Contracts which involve future obligations of $100,000 or more. Except as set forth on Schedule 4.13, with respect to each of the Contracts, neither the Company nor any Subsidiary of the Company is in default thereunder nor would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.13, to the Knowledge of the Company, none of the other parties to any Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.13, neither the Company nor any Subsidiary of the Company has given or received any notice of default or notice of termination with respect to any Contract, and each Contract is in full force and effect in accordance with its terms. The Contracts listed on Schedule 3.13 include all the Contracts necessary and sufficient to operate the Business. Except as set forth on Schedule 3.13, there are no currently outstanding proposals or offers submitted by the Company or any Subsidiary of the Company to any customer, prospect, supplier or other Person with respect to the Business which, if accepted, would result in a legally binding Contract involving an amount or commitment exceeding $50,000 in any single case or an aggregate amount or commitment exceeding $250,000 in the aggregate.

          3.14 Real Property. Neither the Company nor any Subsidiary of the Company owns any Real Property. Schedule 3.14 is a detailed list of all Real Property leased by the Company or any Subsidiary of the Company showing location, rental cost and landlord. All Real Property under lease to or otherwise used by the Company or any Subsidiary of the Company are sufficient for the current operations of the Business. No Real Property under lease, nor the occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, where such default or breach could reasonably be expected to have a Material Adverse Effect, and no notice from any lessor, governmental body or other Person has been received by the Company or any Subsidiary of the Company claiming any violation of, or breach or default under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration or installations. Except as disclosed in Schedule 3.18, neither the Company nor any Subsidiary of the Company has placed or caused to be placed, and the Company has no Knowledge that there were or are, any Hazardous Substances on or under any of such Real Property under lease.

          3.15 Books of Account and Reports. The Company's and its Subsidiaries' books of account accurately reflect in all material respects all of their items of income and expense, and all of their Assets, Liabilities and accruals are and have been prepared and maintained in form and substance adequate for preparing financial statements in accordance with generally accepted accounting principles consistently applied which are capable of being audited. The Company and each Subsidiary of the Company has filed all reports required by all Laws to be filed, and it has duly paid or accrued on its books of account all applicable duties and charges due or assessed against it pursuant to such reports. The Company has delivered to NCO true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto. The minute books of the Company contain complete and accurate records of all official meetings and other official corporate action of its shareholders and Board of Directors. Schedule 3.15 contains a complete and accurate list showing the name and location of each bank or other institution in which the Company and its Subsidiaries has any account or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto.

          3.16 Accounts Receivable. All Accounts Receivable of the Company or any Subsidiary of the Company arose in the ordinary course of business and are proper and valid accounts receivable and are fully collectible through the use of ordinary collection procedures in the full aggregate face amount thereof less any allowances for bad debt loss set forth in the latest Financial Statement or thereafter accrued on the books of the Company consistent with past practice. There are no refunds, discounts, rights of setoff or assignment affecting any such Accounts Receivable.

          3.17 Tangible Property. Except as set forth on Schedule 3.17, the Company and its Subsidiaries have good and valid title to all of their Tangible Property free and clear of any Encumbrances. All of such Tangible Property is located at facilities used in the Business, and the Company or its Subsidiaries has the full and unqualified right to require the immediate return of any of its Tangible Property which is not located at the facilities used in the Business. All such Tangible Property is in good condition, ordinary wear and tear excepted, and is sufficient for the operation of the Business as presently conducted.

          3.18 Intangible Property. All Intangible Property material to the Business, owned, used, registered in the name of or licensed to the Company or any Subsidiary of the Company are listed on Schedule 3.18. Except as disclosed in Schedule 3.18, the rights of the Company or any Subsidiary of the Company in the Intangible Property set forth in Schedule 3.18 are free and clear of any claims of infringement or Encumbrance. Except as disclosed on Schedule 3.18, neither the

Company nor any Subsidiary of the Company has any notice of any adversely held Intangible Property of any other Person or notice of any claim of any other Person relating to any of the Intangible Property set forth in Schedule 3.18, and the Company does not Know of any basis for any such charge or claim. Neither the Company nor any Subsidiary of the Company has misappropriated the trade secrets or property rights of any Person and none of the Intangible Property infringes upon or violates the rights of any Person. Except for the Company's interface with Columbia/HCA, neither the Company nor any Subsidiary of the Company has licensed any Person to use technical know-how or other proprietary rights of the Company or any Subsidiary of the Company, nor is the Company or any Subsidiary of the Company obligated to pay any royalties, licensing fees or similar payments to any Person.

          3.19 Title. Except as set forth on Schedule 3.19, each of the Company and the Company's Subsidiaries owns outright and has good, valid and marketable title to all of its Assets, free and clear of all Encumbrances. There are no outstanding options or commitments to which the Company or any Subsidiary of the Company is a party which relate to the Assets used in the Business or the sale by them of such Assets.

          3.20 Liabilities. As of the date of the latest Financial Statements, the Company and the Company's Subsidiaries did not have any Liabilities, which were not fully and adequately reflected in such Financial Statements in accordance with GAAP or on a Schedule hereto. Except as set forth in Schedule 3.20, the Company and the Company's Subsidiaries do not have any Liabilities, other than (1) Liabilities fully and adequately reflected in the latest Financial Statements in accordance with GAAP and (2) those incurred since the date of the latest Financial Statements in the ordinary course of business consistent with past practices. The Company does not have any Knowledge of any circumstances, bases (either with notice, lapse of time or both), conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company or any Subsidiary of the Company except in the ordinary course of business consistent with past practices. Except as set forth in Schedule 3.20 and except to the extent specifically reflected or reserved against in the latest Financial Statements or elsewhere in this Agreement, neither the Company nor any Subsidiary of the Company is directly or indirectly liable, by guarantee or otherwise, upon or with respect to, or obligated to guarantee or assume, any Liability of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

          3.21 Suppliers and Customers. Set forth on Schedule 3.21 is a list of the ten largest customers (measured by volume of placements) of the Business (the "Ten Largest Customers"). Except as set forth on Schedule 3.21, none of the Ten Largest Customers has given notice or otherwise indicated to the Company or any Subsidiary of the Company that it will or intends to terminate its relationship with the Company or any Subsidiary of the Company. To the Knowledge of the Company, the relationship of the Company and the Company's Subsidiaries with customers and suppliers of the Business are currently on a good and normal basis. To the Knowledge of the Company, the purchase of the MedSource Stock contemplated by this Agreement will not adversely affect relations with any of the Ten Largest Customers. All funds collected on behalf of customers by the Company or the Company's Subsidiaries have been properly remitted to customers or are properly reflected on the financial statements of the Company and its Subsidiaries.

          3.22 Employee Benefit Plans. Except as set forth in Schedule 3.22, the Company and its Subsidiaries have not established, maintained or contributed to any Employee Benefit Plans and the Company and its Subsidiaries have not proposed any Employee Benefit Plans which the Company will and its Subsidiaries establish, maintain, or to which the Company and its Subsidiaries will contribute, and the Company has not proposed any changes to any Employee Benefit Plans now in effect (all of the preceding referred to collectively hereinafter as "the Company's Employee Benefit Plans"). True and correct copies and descriptions of all of the Company's Employee Benefit Plans, all employees affected or covered by the Company's Employee Benefit Plans and all Liabilities thereunder are attached to Schedule 3.22, which Schedule will be updated on the Closing Date. If permitted and/or required by applicable Law, the Company and its Subsidiaries have properly submitted all of the Company's Employee Benefit Plans in good faith to meet the applicable requirements of ERISA and/or the Code to the IRS for its approval within the time prescribed therefor under applicable federal regulations. Favorable letters of determination of such tax-qualified status from the IRS are attached to Schedule 3.22. With respect to the Company's Employee Benefit Plans, the Company and its Subsidiaries will have made, on or prior to the Closing Date, all payments required to be made by each of them on or prior to the Closing Date and will have accrued (in accordance with generally accepted accounting principles consistently applied) as of the Closing Date all payments due but not yet payable as of the Closing Date, so there will not have been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. The Company and its Subsidiaries have or will have furnished NCO with a true and correct copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to any of the Company's Employee Benefit Plans and the most current actuarial report with regard to any of the Company's Employee Benefit Plans. All of the Company's Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. The Company, its Subsidiaries and all fiduciaries of the Company's Employee Benefit Plans have complied with the provisions of the Company's Employee Benefit Plans and with all applicable Laws including, without limitation, ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to this sale) of any of the Company's Employee Benefit Plans. There would be no Liability of the Company or its Subsidiaries under Title IV of ERISA if any of the Company's Employee Benefit Plans were terminated as of the Closing Date. The Company and its Subsidiaries have not incurred, and will not incur, any withdrawal liability, nor does the Company and its Subsidiaries have any contingent withdrawal liability, under ERISA to any Multiemployer Plan (as defined in ERISA or the Code). The Company and its Subsidiaries have not incurred, and will not incur, any Liability to the Pension Benefit Guaranty Corporation (or any successor thereto). Except as set forth in Schedule 3.22, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company or its Subsidiaries under any of the Company's Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of the Company's Employee Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of the Company's Employee Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or against any fiduciary of any of the Company's Employee Benefit Plans (other than routine benefit claims) nor does the Company have Knowledge of facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits of any of the Company's Employee Benefit Plans, any trusts under such plans, the plan sponsors, the plan administrator or any fiduciary of any of the Company's Employee Benefit Plans which have been threatened or instituted nor does the Company or CMJ have Knowledge of facts which could form the basis for any such investigation or audit. Except as disclosed in Schedule 3.22, no event has occurred which will result in Liability to the Company or its Subsidiaries in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by the Company, its Subsidiaries or by any other entity which, together with the Company or its Subsidiaries, constitute elements of either (i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) another arrangement covered by Section 414(o) of the Code.

          3.23 Insurance. Schedule 3.23 sets forth all Insurance Policies held by or on behalf of the Company and the Company's Subsidiaries, specifying the insurer, the policy number (or covering note number with respect to binders), the risks covered, the premium, the deductibles and the amount of coverage provided and describing each pending claim thereunder of more than $10,000. All such Insurance Policies are enforceable and in full force and effect. Neither the Company nor any subsidiary of the Company is in default with respect to any provision contained in any such Insurance Policy nor has the Company or any Subsidiary of the Company failed to give any notice or present any claim under any such Insurance Policy in due and timely fashion. Except for claims set forth on Schedule 3.23, there are no outstanding unpaid claims under any such Insurance Policy. Neither the Company nor any Subsidiary of the Company has received a notice of cancellation, non-renewal or audit of any such Insurance Policy. The Company does not have Knowledge of any inaccuracy in any application for such Insurance Policies, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. All Insurance Policies (1) are "occurrence" policies with insurance companies which are financially sound and responsible, (2) are sufficient for compliance by the Company with all requirements of the Law and all Contracts to which the Company is a party, (3) insure against risks of the kind customarily insured against and in amounts customarily carried by insureds similarly situated, and
(4) provide adequate insurance coverage for the conduct of the Business. The Company will continue to maintain such insurance coverage in full force and effect through the Closing Date, and such coverage will not be affected by the consummation of the transactions contemplated by this Agreement.

          3.24 Software. Schedule 3.24 is an accurate and complete list and description of all Software owned, used or under development by the Company or any Subsidiary of the Company. Except as set forth in Schedule 3.24, the Company has good and marketable title to all of its Software, free and clear of any Encumbrances. With respect to all of the Company's and its Subsidiaries' Software which has been developed by or for the Company, (1) the Company maintains machine-readable, master-reproducible copies, source code listings, technical documentation and user manuals (as amended from time to time by technical notes) for the most current releases or versions thereof and for all earlier releases or versions thereof currently being used by any customer, (2) in each case, the machine readable copy conforms to the corresponding source code listing, (3) such Software can be maintained and modified by competent programmers familiar with such language, hardware and operating systems, and (4) each version of the Software (excluding pilot and other test releases and Software under development) operates in accordance with the user manual (as amended from time to time by technical notes) therefor without operating defects other than those typically handled by the Company's support personnel. None of such Software, or their respective past or current uses, has violated or infringed upon or is violating or infringing upon any patent, copyright, trade secret or other proprietary right of any Person, and to the Knowledge of the Company, no Person is violating or infringing upon any of such Software. None of such Software is owned by or registered in the name of any shareholder, director, officer, employee, salesman, agent, representative or contractor of the Company or any Subsidiary of the Company, nor does any such Person have any interest therein or right thereto.

          3.25 Operations Prior to and Including the Closing. Except as set forth in Schedule 3.25, from the date of the latest Financial Statements, through the date hereof, neither the Company nor any Subsidiary of the Company has, and on the Closing Date neither the Company nor any Subsidiary of the Company will have, without the prior written consent of NCO:

                  (1) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other Person, or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its Business;

                  (2) declared, set aside or paid any dividend or other distribution in respect of the capital stock of the Company (except for dividends accrued with respect to the MedSource Preferred Stock); redeemed or acquired any of such stock; issued or sold, or issued options or rights to subscribe to, or entered into any Contracts to issue or sell, any shares of its capital stock; or subdivided or in any way reclassified any shares of its capital stock;

                  (3) entered into or amended any employment agreements, entered into any Contracts with any labor union or association representing any employee, or entered into or amended any Employee Benefit Plans;

                  (4) settled any dispute involving payment of any amount in excess of $10,000 or waived any right of material value to its Business;

                  (5) made any change in its accounting methods, practices, policies or principles;

                  (6) changed any of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, production, personnel, sales, returns, budget or acqui-

sition policies;

                  (7) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any officer, director, employee, consultant or agent of the Company or any Subsidiary of the Company, or any accrual for or commitment or agreement to make or pay the same, or loaned or advanced any funds to any Person;

                  (8) except in the ordinary course of business, entered into any lease or sublease (as lessor or lessee), abandoned or made any other disposition of any Assets of the Business involving more than $25,000 in the aggregate, granted or suffered any Encumbrances on any of its Assets having a value in excess of $25,000 in the aggregate, or amended any Contracts to which it is a party or by which it is bound or its Assets are bound or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                  (9) except in the ordinary course of business consistent with past practices, incurred or assumed any Liabilities;

                  (10) except for Tangible Property acquired in the ordinary course of business, made any acquisition of all or any part of the Assets or capital stock or business of any other Person;

                  (11) entered into any other Contract or transaction which is material to the Business;

                  (12) made any capital expenditure or commitment for any property, plant or equipment in excess of $10,000 individually or $25,000 in the aggregate;

                  (13) disposed of, leased or encumbered, or pledged or granted a security interest in any Assets, or increased any of the indebtedness of the Company or any Subsidiary of the Company, other than in the normal and ordinary course of business consistent with past practices;

                  (14) paid, discharged or satisfied any Liabilities other than by payment, discharge or satisfaction in the ordinary course of business consistent with past practices;

                  (15) incurred any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Company or any Subsidiary of the Company; or

                  (16) made any Contract to do any of the actions referred to in paragraphs (1) through (15) above.

          3.26 Questionable Payments. Neither the Company or any Subsidiary of the Company, or to the Knowledge of the Company, any directors, officers, consultants, agents, employees or other persons associated with or active on behalf of the Company or its Subsidiaries, has (1) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds, (3) violated any provision of the Foreign Corrupt Practices Act of 1977, (4) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (5) made any false or fictitious entries on the books and records of the Company or its Subsidiaries, (6) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (7) made any material favor or gift which is not deductible for Federal income tax purposes.

          3.27 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

          3.28 Full Disclosure. All Documents delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects; all such Documents are authentic; and all Contracts included hereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. There is no fact which the Company has not disclosed to NCO in writing which had a Material Adverse Effect, or so far as the Company can now foresee, could reasonably be expected to have a Material Adverse Effect or could affect the ability of the Company to perform this Agreement.

          3.29 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 4: REPRESENTATIONS, WARRANTIES AND COVENANTS OF CMJ:

         Knowing that NCO relies thereon, CMJ, jointly and severally, represents, warrants and covenants to NCO on the date hereof and on and as of the Closing Date as follows:

         4.1 Ownership. CMJ owns beneficially and of record the number of shares of MedSource Common Stock set forth on Schedule 4.1, and has the unrestricted right, power and authority to sell, transfer and deliver the MedSource Common Stock as provided in this Agreement. Except as set forth on
Schedule 4.1, upon delivery and payment for the MedSource Common Stock as provided herein, there shall be vested in NCO good and valid title to the MedSource Common Stock, free and clear of any Encumbrance.

          4.2 No Other Agreements. Other than pursuant to this Agreement, CMJ has no legal obligation, absolute or contingent, to any other person or firm to sell any of the MedSource Common Stock or to enter into any agreement with respect thereto. This Agreement, and each Document contemplated by this Agreement, is and will be the valid and legally binding obligation of CMJ enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

          4.3 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees or any court, arbitrator or governmental regulatory body against CMJ with respect to any of the MedSource Common Stock. There are no claims, actions, suits or proceedings, pending or to CMJ's Knowledge, threatened, against CMJ relating to the MedSource Common Stock that if determined adversely to CMJ could reasonably be expected to materially and adversely affect the ability of CMJ to consummate the transactions contemplated hereby.

          4.4 No Breach. The consummation of the transactions herein contemplated including, without limitation, the execution and delivery of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) the terms of any Contract to which CMJ is a party, (b) any Judgment affecting CMJ as a stockholder of the Company, or (c) any Laws affecting CMJ as a stockholder of the Company.

          4.5 Consents. No Consent is required in connection with the execution, delivery and performance by CMJ of this Agreement or the consummation by CMJ of the transactions contemplated hereby.

          4.6 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of CMJ in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with CMJ.

          4.7 Questionable Payments. CMJ has not (1) used any corporate funds of the Company or its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds of the Company or its Subsidiaries, (3) violated any provision of the Foreign Corrupt Practices Act of 1977, (4) established or maintained any unlawful or unrecorded fund of corporate monies or other assets,
(5) made any false or fictitious entries on the books and records of the Company or its Subsidiaries, (6) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (7) made any material favor or gift with funds of the Company or its Subsidiaries which is not deductible for Federal income tax purposes.

          4.8 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 4 shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.


SECTION 5: REPRESENTATIONS, WARRANTIES AND COVENANTS OF WHITNEY:

         Knowing that NCO relies thereon, Whitney, jointly and severally, represents, warrants and covenants to NCO on the date hereof and on and as of the Closing Date as follows:

         5.1 Ownership. Whitney owns beneficially and of record all of the outstanding shares of MedSource Preferred Stock and has the unrestricted right, power and authority to sell, transfer and deliver the MedSource Preferred Stock as provided in this Agreement. Except as set forth on Schedule 5.1, upon delivery and payment for the MedSource Preferred Stock as provided herein, there shall be vested in NCO good and valid title to the MedSource Preferred Stock, free and clear of any Encumbrance.

         5.2 No Other Agreements. Other than pursuant to this Agreement, Whitney has no legal obligation, absolute or contingent, to any other person or firm to sell any of the MedSource Preferred Stock or to enter into any agreement with respect thereto.

         5.3 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees or any court, arbitrator or governmental regulatory body against Whitney with respect to any of the MedSource Preferred Stock. There are no claims, actions, suits or proceedings, pending or to Whitney's Knowledge, threatened, against Whitney relating to the MedSource Preferred Stock that if determined adversely to Whitney could reasonably be expected to materially and adversely affect the ability of Whitney to consummate the transactions contemplated hereby.

         5.4 Authority to Execute and Perform Agreement. Whitney has the full legal right and power and all authority and approvals required to enter into, execute, deliver and perform this Agreement and its obligations hereunder. The execution, delivery and performance of this Agreement (and all other Documents required to effect the transaction contemplated) and the consummation of the transactions contemplated herein have been duly authorized by all required partnership action of Whitney. This Agreement, and each Document contemplated by this Agreement, is and will be the valid and legally binding obligation of Whitney enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

         5.5 No Breach. The consummation of the transactions herein contemplated including, without limitation, the execution and delivery of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) the partnership agreements of Whitney, (b) the terms of any Contract to which Whitney is a party, (c) any Judgment affecting Whitney as a stockholder of the Company, or (d) any Laws affecting Whitney as a stockholder of the Company.

         5.6 Consents. No Consent is required in connection with the execution, delivery and performance by Whitney of this Agreement or the consummation by Whitney of the transactions contemplated hereby.

         5.7 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Whitney in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with Whitney.

         5.8 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 4 shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 6: REPRESENTATION, WARRANTIES AND COVENANTS OF HBM:

         Knowing that NCO relies thereon, HBM represents, warrants and covenants to NCO on the date hereof and on and as of the Closing Date as follows:

         6.1 Ownership. HBM owns beneficially and of record 197,000 shares of MedSource Common Stock and has the unrestricted right, power and authority to sell, transfer and deliver such shares of the MedSource Common Stock as provided in this Agreement. Except as set forth on Schedule 6.1, upon delivery and payment for such shares of MedSource Common Stock as provided herein, there shall be vested in NCO good and valid title to such shares of MedSource Common Stock, free and clear of any Encumbrance.

         6.2 Authority to Execute and Perform Agreement. HBM has the full legal right and power and all authority and approvals required to enter into, execute, deliver and perform this Agreement and its obligations hereunder. The execution, delivery and performance of this Agreement (and all other Documents required to effect the transaction contemplated) and the consummation of the transactions contemplated herein have been duly authorized by all required corporate action of HBM. This Agreement, and each Document contemplated by this Agreement, is and will be the valid and legally binding obligation of HBM enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

         6.3 No Other Agreements. Other than pursuant to this Agreement, HBM has no legal obligation, absolute or contingent, to any other person or firm to sell any shares of MedSource Common Stock or to enter into any agreement with respect thereto.

         6.4 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees or any court, arbitrator or governmental regulatory body against HBM with respect to any of the MedSource Common Stock. There are no claims, actions, suits or proceedings, pending or to HBM's Knowledge, threatened, against HBM relating to the MedSource Common Stock that if determined adversely to HBM could reasonably be expected to materially and adversely affect the ability of HBM to consummate the transactions contemplated hereby.

         6.5 No Breach. The consummation of the transactions herein contemplated including, without limitation, the execution and delivery of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of
(a) the Certificate of Incorporation or Bylaws of HBM, (b) the terms of any Contract to which HBM is a party, (c) any Judgment affecting HBM as a stockholder of the Company, or (d) any Laws affecting HBM as a stockholder of the Company.

         6.6 Consents. No Consent is required in connection with the execution, delivery and performance by HBM of this Agreement or the consummation by HBM of the transactions contemplated hereby.

         6.7 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of HBM in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with HBM.

         6.8 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 5 shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 7:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF NCO.

         Knowing that the Company and Seller rely thereon, NCO represents, warrants and covenants to the Company, and Seller on the date hereof and on and as of the Closing Date as follows:

         7.1 Due Incorporation and Qualification. NCO is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. NCO has the full power and authority to own, lease and operate its assets, to carry on its Business as and where such business is now conducted and, to enter into and perform this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions herein provided.

         7.2 Authority to Execute and Perform Agreement. NCO has the full legal right and power and all authority and approvals required to enter into, execute, deliver and perform this Agreement and its obligations hereunder. The execution, delivery and performance of this Agreement (and all other Documents required to effect the transaction contemplated) and the consummation of the transactions contemplated herein have been duly authorized by NCO's Board of Directors. This Agreement, and each Document contemplated by this Agreement, is and will be the valid and legally binding obligation of NCO enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights in general or by general principles of equity.

         7.3 No Breach. Except as set forth in Schedule 6.3, the consummation of the transactions herein contemplated including, without limitation, the execution and delivery of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) the Articles of Incorporation or Bylaws of NCO, (b) the terms of any Contract to which NCO is a party or any of the Assets are or may be bound, (c) any Judgment, or (d) any Laws.

         7.4 Consents. Except as set forth in Schedule 6.4, no Consent is required in connection with the execution, delivery and performance by NCO of this Agreement or the consummation of the transactions contemplated hereby.

         7.5 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of NCO in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with NCO or any action taken by NCO.

         7.6 SEC Reports. The periodic reports (including reports on Form 10-K, Form 10-Q and Form 8-K) and proxy statements filed by NCO with the Securities and Exchange Commission (the "SEC Reports") do not or did not, on the date of filing or the date as of which information is set forth therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of NCO including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) throughout the periods involved and fairly present the financial position, results of operations and cash flows as of the dates and for the periods indicated therein. Since the date of the latest financial statement included in the SEC Requests, there has occurred no change of effect that, individually or when taken together with all other changes or effects, would be materially adverse to the condition (financial or otherwise), results of operations, business, assets, liabilities or prospects of NCO and it Subsidiaries taken as a whole.

         7.7 Full Disclosure. All Documents delivered by or on behalf of NCO in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects; all such Documents are authentic. There is no fact which NCO has not disclosed to te Company in writing which materially adversely affects, or so far as NCO can now foresee, will materially adversely affect, NCO's business or condition (financial or other) or the ability of NCO to perform this Agreement.

         7.8 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 7 shall be true and complete on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

SECTION 8:  CERTAIN OBLIGATIONS OF THE COMPANY PENDING CLOSING.

         8.1 Conduct of Business. From the date hereof through the Closing Date, the Company and its Subsidiaries shall conduct, and Seller shall cause the Company and its Subsidiaries to conduct, the Business in the ordinary course consistent with past practices and, without the prior written consent of NCO, shall not change any business policies (including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies). Without limiting in any way the generality of the foregoing, from the date of this Agreement until the Closing Date, neither the Company nor its Subsidiaries will do, and Seller will not cause or permit the Company or its Subsidiaries to do, any of the following:

                  8.1.1 Issue any additional capital stock or other security; declare, set aside or pay any dividend or make any other distribution in respect to the capital of the Company (except for dividends accrued with respect to the MedSource Preferred Stock); directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock; or issue to any Person any options, warrants or other rights to acquire any securities of the Company or any Subsidiary of the Company including, but not limited to, any stock options.

                  8.1.2 Participate in any merger, consolidation, division or reorganization.

                  8.1.3 Engage in any new type of business.

                  8.1.4 Acquire the business or any bulk assets of any Person.

                  8.1.5 Completely or partially liquidate or dissolve.

                  8.1.6 Amend its Certificate of Incorporation or Bylaws.

                  8.1.7 Except with the express prior written approval of NCO:

                           8.1.7.1 conduct the Business in any manner other than
the usual, regular and ordinary manner consistent with past practices or make any change in its methods of management or operations;

                           8.1.7.2 enter into any new oral or written employment
agreements or commitments to officers, directors, employees or consultants (including, but not limited to, any commitment to pay retirement or other benefits);

                           8.1.7.3 pay, promise to pay or enter into any
Contracts to pay any bonus or special increased compensation (including, but not limited to, fringe benefits) to any officer, director, employee or consultant other than in accordance with its presently existing compensation arrangements;

                           8.1.7.4 (i) create or incur any Liabilities except in
the ordinary course of business consistent with past practices, (ii) enter into or terminate any lease of Real Property, except in the ordinary course of business consistent with past practices, (iii) create any Subsidiary, (iv) make any investment in any Person other than in certificates of deposit and other cash equivalents, (v) release or create or incur any claim, mortgage, lien or other security interest, (vi) lend any money or assets to any Person or (vii) pay, discharge or satisfy any Liability except in the ordinary course of business consistent with past practices;

                           8.1.7.5 make any capital expenditure in excess of
$10,000 for any single item or $20,000 in the aggregate, or enter into any lease, as lessee, of equipment as to which the annual lease charge is at a rate in excess of $10,000;

                           8.1.7.6 sell, abandon or otherwise dispose of any
material Asset (including, without limitation, machinery, equipment, parts, supplies and trademarks), other than in the ordinary course of business consistent with past practices, or cancel or waive any claim or right of substantial value; or

                           8.1.7.7 enter into any Contracts to do or take any of
the actions prohibited by this Section 8.1.

                  8.1.8 Intentionally take or omit to take any action which would render any representation and/or warranty contained in Section 3 herein inaccurate as of the Closing Date.

          8.2 Preservation of Business. From the date hereof through the Closing Date, the Company and each subsidiary of the Company shall, and Seller shall cause the Company and its Subsidiaries to:

                  8.2.1 use its best efforts to preserve its business organizations intact;

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

                  8.2.2 maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with generally accepted accounting principles;

                  8.2.3 use its best efforts to keep available the services of its present officers, employees, consultants and agents, and maintain its present suppliers and customers, and preserve its goodwill;

                  8.2.4 use its best efforts to cause all of the conditions precedent to Closing that are within its control to be satisfied as soon as practicable after the date hereof;

                  8.2.5 maintain its corporate existence and good standing in its state of incorporation and its corporate powers and qualification as a foreign corporation in all jurisdictions where it is presently so qualified, except where the failure to qualify would not have a Material Adverse Effect, observe all applicable Laws in the conduct of its Business, duly and timely file all reports and returns to be filed with any governmental entity, promptly pay all Taxes when due, and keep full and accurate records of all transactions entered into and conducted;

                  8.2.6 promptly, by appropriate notice, keep NCO informed of all material events and occurrences relevant to the Company or its operations occurring other than in the ordinary course of business. The Company will notify NCO of any changes which should be made in any of the information set forth on any of the Schedules hereto.

                  8.2.7 maintain the Assets of the Business in good working condition, perform all maintenance and repairs, and maintain in full force and effect continuing Contracts for services or facilities necessary to the Business;

                  8.2.8 perform all obligations under all Contracts and accrue and pay, as applicable and when due, all payments due under such Contracts.

          8.3 Insurance. From the date hereof through the Closing Date, the Company and its Subsidiaries shall maintain, and shall cause the Company and its Subsidiaries to maintain, in force (including necessary renewals thereof) the Insurance Policies listed on any Schedule hereto, except to the extent that they may be replaced with substantially equivalent policies appropriate to insure the Business or the Assets used in the Business at the same or lower rates or at rates reasonably approved by NCO.

          8.4 Access to Business. From the date hereof through the Closing Date, the Company shall and Seller shall cause the Company to allow, during normal business hours, the employees, attorneys, accountants, and other representatives of NCO free and full access to the files, books and records of the Company and its Subsidiaries, including, without limitation, title documents, leases, insurance policies, minute books, stockholders' lists, accounts, financial statements, auditor's working papers and all other data. The Company shall also furnish to NCO or its authorized representatives additional financial, tax and operating data (including, without limitation, quarterly financial statements) and other information and documents which, in the reasonable opinion of NCO, are required for NCO to make a reasonable investigation of the Business. The employees of NCO may interview and meet with management and other employees of the Company and its Subsidiaries and shall have access to the operating properties of the Company and its Subsidiaries during normal business hours.

          8.5 Proceedings. The Company shall promptly notify NCO of any Proceedings which, after the date hereof, are threatened or commenced against the Company or any Subsidiary of the Company, against any officer, director, employee, consultant or agent with respect to the affairs of the Company or any Subsidiary of the Company, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

          8.6 Continued Effectiveness of Representations and Warranties of Corporation. From the date hereof through the Closing Date, the Company and its Subsidiaries will conduct, and Seller will cause the Company and its Subsidiaries to conduct, the Business in such a manner so that the representations and warranties contained in Section 3 herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and NCO shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would cause any of such representations and warranties to become untrue in any respect.

          8.7 No Shopping. The Company shall not, nor shall any Seller allow the Company to, directly or indirectly, through any director, officer, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating, directly or indirectly, to any acquisition of all or substantially all of the assets or capital stock of the Company or any Subsidiary of the Company or participate in any negotiation regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to or seek, directly or indirectly, to acquire all or substantially all of the assets or capital stock of the Company or any Subsidiary of the Company. The Company and Seller shall promptly notify NCO if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made.

          8.8 Material Consents. Between the date of this Agreement and the Closing Date, the Company shall in good faith use commercially reasonable efforts to (a) obtain all Consents required to be obtained by the Company from all governmental regulatory authorities (which shall include the filing of all applications and the furnishing of all information as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 the "HSR Act"), lenders, lessors, vendors, customers, and other Persons necessary to permit the transactions contemplated by this Agreement to be consummated, pursuant to any Law, any Permit held by the Company or any loan agreement, lease or other material Contract to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound, (b) give the notices and make the filings described on Schedule 3.10 and (c) request and obtain estoppel certificates from all lenders and lessors as reasonably requested by NCO.

SECTION 9:  CERTAIN OBLIGATIONS OF NCO PENDING CLOSING

          9.1 Material Consents. Between the date of this Agreement and the Closing Date, NCO shall in good faith use commercially reasonable efforts to obtain all Consents required to be obtained by NCO from any governmental regulatory authorities (which shall include the filing of all applications and the furnishing of all information required by the HSR Act), and lenders and NCO shall in good faith cooperate with the Company in its efforts to obtain any required Consent or Permits set forth in Schedule 3.10, provided, however, that NCO shall not (i) be required to assume, guaranty or act as surety for the Liabilities of any Person, (ii) breach or violate any Contract to which NCO or any of its Subsidiaries is a party or by which any of them are bound or (iii) consent to the amendment of any Contract or Permit which NCO determines in its sole discretion would be adverse to the Company, any Subsidiary of the Company or NCO.

SECTION 10.  CONDITIONS TO CLOSING.

          10.1 Mutual Conditions. The respective obligations of each party to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by NCO on one hand and Seller on the other hand):

                  10.1.1 No Action or Proceeding. No Proceeding shall be pending or threatened by any public authority or person before any court, agency or administrative body which creates a substantial likelihood that the consummation of this Agreement or the transactions contemplated hereby will be restrained, enjoined or otherwise prevented or that any material damages will be recovered or other material relief obtained as a result of the transactions contemplated hereby or as a result of any agreement entered into in connection with, or as a condition precedent to, the consummation of the transactions contemplated hereby.

                  10.1.2 Compliance with Law. No provision of any applicable Law and no Judgment shall prohibit the Closing. There shall have been obtained any and all Permits and Consents of any governmental body or agency which NCO or Seller may reasonably deem necessary so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with Law.

                  10.1.3 Hart-Scott-Rodino Requirements. The waiting periods (as such may be extended by the governmental agencies involved) applicable to the consummation of the transactions contemplated hereby under the provisions of the HSR Act and the rules thereunder shall have expired or have been terminated by the appropriate governmental agency.

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

          10.2 Conditions to Obligations of NCO. The obligations of NCO to consummate the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by NCO):

                  10.2.1 Performance of Agreements. Each of the agreements of the Company and Seller to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  10.2.2 No Breach of Representations. The representations and warranties of the Company, CMJ, Whitney and HBM set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

                  10.2.3 Delivery of Certificate. NCO shall have been furnished with a certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, certifying in such detail as NCO may reasonably request, as to the fulfillment with respect to the Company of the conditions set forth in the immediately preceding clauses 9.2.1 and 9.2.2.

                  10.2.4 No Material Adverse Change. There shall have occurred no event , individually or together with all other events, giving rise to a Material Adverse Effect from the date of the latest Financial Statements.

                  10.2.5 Proceedings. No Proceeding shall have been instituted or threatened to restrain or prevent the carrying out of the transactions contemplated hereby or to seek damages in connection with such transactions which could reasonably be expected to have a Material Adverse Effect.

                  10.2.6 Approval of Counsel to NCO. All actions and proceedings hereunder and all Documents required to be delivered by the Company or Seller hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been approved by Blank Rome Comisky & McCauley LLP, counsel to NCO, as to their form and substance.

                  10.2.7 Licenses. NCO shall have obtained, or obtained the transfer of, any licenses and other regulatory approvals necessary to allow NCO to operate the Business.

                  10.2.8 Deliverables. The Company and/or Seller shall have delivered to NCO, on or before the Closing Date, the following, which shall be in form and substance reasonably acceptable to NCO's counsel:

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

                           10.2.8.1 Instruments of Transfer. All documents and
instruments of transfer for the shares of MedSource Stock owned by Seller, including, without limitation, original endorsed stock certificates for such MedSource Stock (and any securities into which such MedSource Stock may have been converted) and fully executed originals of any necessary instruments of assignment.

                           10.2.8.2 Receipts. Receipts acknowledging NCO's
payment to Seller of the Base Purchase Price;

                           10.2.8.3 Consents. The original signed copies of all
Consents listed on Schedule 3.10 except for such Consents which the failure to obtain could not reasonably be expected to have a Material Adverse Effect;

                           10.2.8.4 Good Standing. Good standing certificates
for the Company and the Company's Subsidiaries, dated no earlier than ten (10) days before the Closing Date, from the State of incorporation and from each other jurisdiction in which the Company or its Subsidiaries is qualified or registered to do business as a foreign corporation;

                           10.2.8.5 Incumbency Certificate. A certificate of
Secretary of the Company as to the incumbency and signatures of the officers of the Company executing this Agreement;

                           10.2.8.6 Certified Resolutions. Copies of the
resolutions duly adopted by the board of directors of the Company, authorizing the Company to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by the secretary the Company as in full force and effect, without modification or rescission, on and as of the Closing Date;

                           10.2.8.7 Opinion of Counsel. An opinion of counsel to
the Company addressed to NCO and dated the Closing Date, in form reasonably acceptable to NCO;

                           10.2.8.8 Minute Books. All of the original minute
books and stock books of the Company; and

                           10.2.8.9 Other Documents. All other agreements,
certificates, instruments, opinions and documents reasonably requested by NCO in order to fully consummate the transactions contemplated by this Agreement.

                  10.2.9 Employment Agreements. Chip, Mark and John shall each have executed and delivered to NCO an Employment Agreement substantially in the form attached hereto as Exhibit "B".

                  10.2.10 Rights to Acquire MedSource Stock. All options, warrants, and other rights to acquire MedSource Stock shall have been terminated effective as of the Closing Date without any Liability to the Company.

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

          10.3 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by the Seller):

                  10.3.1 Each of the agreements of NCO to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects.

                  10.3.2 The representations and warranties of NCO set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date).

                  10.3.3 The Company shall have been furnished with a certificate, executed by duly authorized officers of NCO, dated the Closing Date, certifying in such detail as the Company may reasonably request as to the fulfillment of the conditions set forth in the immediately preceding clauses
9.3.1 and 9.3.2.

                  10.3.4 Deliveries. At the Closing, NCO shall have delivered to the Seller, on or before the Closing Date, the following, which shall be in form and substance acceptable to the Seller:

                           10.3.4.1 Closing Date Payment Amount. The Closing
Date Payment Amount, less the Escrow Amount which shall have been delivered to the Escrow Agent.

                           10.3.4.2 Good Standing. Good standing certificates
for NCO dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Pennsylvania.

                           10.3.4.3 Certified Resolutions. Copies of the
resolutions duly adopted by the board of directors of NCO, authorizing NCO to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, certified by the Secretary of NCO as in full force and effect, without modification or rescission, on and as of the Closing Date.

                           10.3.4.4 Incumbency Certificate. A certificate of the
Secretary of NCO as to the incumbency and signatures of the officers of NCO executing this Agreement.

                           10.3.4.5 Opinion of Counsel. An opinion of counsel to
NCO, addressed to the Seller and dated the Closing Date, in form acceptable to the Seller.

                           10.3.4.6 Other Documents. All other agreements,
certificates, instruments, opinions and documents reasonably requested by the Seller in order to fully consummate the transactions contemplated by this Agreement.

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

                  10.3.5 Employment Agreements. NCO shall have executed and delivered to each of Chip, Mark and John an Employment Agreement substantially in the form attached hereto as Exhibit B.

                  10.3.6 Contribution of Certain Funds. Simultaneously with the completion of the transactions contemplated by this Agreement, NCO shall contribute to the Company sufficient funds for the Company to pay as of the Closing Date the Closing Date Company Obligations and shall cause the Company to make such payments on the Closing Date.

                  10.3.7 Availability of Certain Discretionary Funds. NCO shall have contributed to the Company $500,000 for use as a discretionary employee bonus pool to be distributed to the employees of the Company in the discretion of Chip.

SECTION 11:  RESTRICTIVE COVENANTS OF CMJ AND WHITNEY

          11.1 Certain Acknowledgments. Each of CMJ and Whitney expressly acknowledge that:

                  11.1.1 NCO Business. The accounts receivable collection business conducted by the Company and any of its Subsidiaries (after Closing referred to as the "NCO Companies") involve the provision of accounts receivable collection business services using proprietary and confidential systems and information.

                  11.1.2 Competitive Nature of Business. The business of the Company and any of its Subsidiaries is highly competitive, is marketed throughout the United States and requires long sales "lead times" often exceeding one year. The NCO Companies expend substantial time and money, on an ongoing basis, to train their employees, maintain and expand their customer base, and improve and develop their products and services.

                  11.1.3 Access to Information. During the period that CMJ and Whitney were Shareholders of the Company, CMJ and Whitney have had access to proprietary and confidential property, knowledge and information of the Business of the Company and any of its Subsidiaries which, after Closing, shall be proprietary and confidential property, knowledge and information of the NCO Companies; such property, knowledge and information must be kept in strict confidence to protect NCO's Business and maintain the NCO Companies' competitive positions in the marketplace; and such property, knowledge and information would be useful to competitors of the NCO Companies for indefinite periods of time.

                  11.1.4 Basis for Covenants. The covenants of Sections 11.2,
11.3 and 11.4 (the "Covenants") are a material part of this Agreement and are an integral part of the obligations of the Sellers hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the NCO Companies.

          11.2 Nondisclosure Covenants. At all times after the Closing Date for the respective periods of time which coincide with the CMJ Noncompetition Term with respect to CMJ and the Whitney Noncompetition Term and Whitney Noninterference Term with respect to Whitney, except with NCO's prior written consent, none of CMJ or Whitney shall, directly or indirectly, in any capacity, communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the Company or any of its Subsidiaries, no matter when or how such knowledge or information was obtained, including without limitation (a) any information concerning the conduct and details of the Business; (b) the identity of customers and prospects for which proposals have been submitted as of the Closing Date ("Prospect"), their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (c) prices, renewal dates and other detailed terms of customer and supplier Contracts and proposals; (d) pricing policies, marketing and sales strategies, methods of delivering products and services, and products and service development projects and strategies; (e) employment and payroll records; (f) forecasts, budgets and other nonpublic financial information; and (g) expansion plans, management policies, methods of operation, and other business strategies and policies.

          11.3 Noncompetition and Noninterference Covenants.

                  11.3.1 During the period beginning on the Closing Date and ending on the fifth anniversary (the "CMJ Noncompetition Term") of the Closing Date, except with NCO's prior written consent, CMJ shall not, directly or indirectly, in any capacity, at any location worldwide:

                           (1) Solicitation Restrictions. Solicit any Person who
was a customer, Prospect, supplier, employee, salesman, agent or representative of, or a consultant to, the Company or any of its Subsidiaries, in any manner which interferes with such Person's relationship with the NCO Companies, or in an effort to obtain any such Person as a customer, employee, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with the Business.

                           (2) Competing Business Restrictions. Establish, own,
manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with all or any part of the Business.

                  11.3.2 Except with NCO's prior written consent, neither Whitney, nor any person, corporation, firm, partnership or other entity related to them, and over which they exercise voting, operating or management control shall, directly or indirectly, in any capacity, at any location worldwide:

                           (1) Competing Business Restrictions. During the
period beginning on the Closing Date of this Agreement and ending on the first anniversary (the "Whitney Noncompetition Term") of the Closing Date, establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with all or any part of the Business.

                           (2) Noninterference. For the period of two years
following the Whitney Noncompetition Term (the "Whitney Noninterference Term"), solicit for employment as salesman, agent, representative or consultant, any employee of the NCO Companies previously employed by the Company or any of its Subsidiaries in any management or supervisory capacity or direct any of its affiliates to state any disparaging information regarding the NCO Companies to any of the Company's or its Subsidiaries' customers, business prospects or suppliers.

          11.4 Nonsolicitation. During the period beginning on the Closing Date and ending at the end of the CMJ Noncompetition Term or the Whitney Noncompetition Term and the Whitney Noninterference Term, as the case may be, neither CMJ nor Whitney shall solicit any employee of the Company or any of its Subsidiaries who becomes an employee of the NCO Companies on the Closing Date to become employees or independent contractors of CMJ or Whitney or any of their affiliates.

          11.5 Certain Exclusions. Confidential and proprietary property, knowledge and information of the NCO Companies shall not include any information that is now known by or readily available to the general public, nor shall it include any information that in the future becomes known by or readily available to the general public other than as a result of any breach of the Covenants of this Agreement. The ownership by any of CMJ or Whitney of not more than five percent (5%) of the outstanding securities of any public company shall not, by itself, constitute a breach of the Covenants of Section 11.3, even if such public company competes with the NCO Companies.

          11.6 Enforcement of Covenants. Each of CMJ and Whitney expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to the NCO Companies for which money damages could not adequately compensate. If a breach of the Covenants occurs, then the NCO Companies shall be entitled, in addition to all other rights and remedies that they may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining CMJ and Whitney and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that any of CMJ or Whitney or any such other Person may have against any member of the NCO Companies shall not constitute a defense or bar to the enforcement of any of the Covenants. If the NCO Companies must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.


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

          11.7 Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

SECTION 12: INDEMNIFICATION

          12.1 The Company's, CMJ's, HBM's and Whitney's Indemnification. Subject to the limitations set forth in Section 12.9, if the transactions contemplated by this Agreement are not consummated, the Company, and Chip, Mark, John and HBM (collectively the "CMJ/HBM Group"), jointly and severally with each other but severally with Whitney Fund and Whitney Partners (collectively the "Whitney Group"), and Whitney Partners and Whitney Fund, jointly and severally with each other but severally with the CMJ/HBM Group, or if the transactions contemplated by this Agreement are consummated, Chip, Mark, John and HBM, jointly and severally with each other but severally with the Whitney Group, and Whitney Fund and Whitney Partners, jointly and severally with each other but severally with the CMJ/HBM Group, shall defend, indemnify and hold harmless NCO and its Subsidiaries and their successors and assigns, and its directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs (collectively "Claims"), arising out of or caused by, directly or indirectly, any or all of the following:

                  12.1.1 Misrepresentations. Any misrepresentation, breach or failure of any warranty or representation made by the Company in or pursuant to this Agreement.

                  12.1.2 Nonperformance. Any failure or refusal by the Company to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by the Company.

                  12.1.3 MedSource Name. The claims by MediRisk, Inc. and its subsidiary MedSource, Inc. relating to the use by the Company or any Subsidiary of the Company of the name "MedSource."

                  12.1.4 Proceedings. Any Proceeding against NCO or any Subsidiary of NCO by any Person arising out of the foregoing.

                  12.1.5 Office Reorganization. Any labor and employment related claims of employees or government agencies arising from or relating to the reorganization of the Company's Waterford, Michigan office, including, but not limited to, claims relating to the termination or layoff of any employee, the closure or partial closure of the office, or the termination of any benefits;

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

provided, however, no indemnification obligation shall arise with respect to (i) the cost and expense of severance and other termination benefits consistent with the Company's or NCO's regular practices or programs in connection with severance and termination benefits; (ii) claims for workers' compensation or unemployment insurance compensation; (iii) contract claims arising out of certain employees' employment; (iv) accrued compensation, including vacation;
(v) COBRA rights or benefits, (vi) claims under Title VII of the Civil Rights Act of 1964, as amended, (vii) claims under the Age Discrimination in Employment Act of 1967, as amended; (viii) claims under the Americans With Disabilities Act, as amended; (ix) claims under the Family and Medical Leave Act of 1993; (x) claims under the Worker Adjustment Retraining & Notification Act or (xi) claims under the Fair Labor Standards Act, as amended.

          12.2 CMJ's Indemnification. CMJ shall indemnify and hold harmless NCO and its successors and assigns, and its directors, officers, employees, agents and representatives from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly by any misrepresentation, breach or failure of any warranty or representation made by CMJ in or pursuant to this Agreement or any failure or refusal by CMJ to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by CMJ.

          12.3 Whitney's Indemnification. Whitney shall indemnify and hold harmless NCO and its successors and assigns, and its directors, officers, employees, agents and representatives from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly by any misrepresentation, breach or failure of any warranty or representation made by Whitney in or pursuant to this Agreement or any failure or refusal by Whitney to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by Whitney.

          12.4 HBM's Indemnification. HBM shall indemnify and hold harmless NCO and its successors and assigns, and its directors, officers, employees, agents and representatives from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly by any misrepresentation, breach or failure of any warranty or representation made by HBM in or pursuant to this Agreement or any failure or refusal by HBM to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by HBM.

          12.5 NCO's Indemnification. NCO shall indemnify and hold harmless the Seller and its successors and assigns, and its directors, officers, employees, agents and representatives from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any or all of the following:

                  12.5.1 Misrepresentations. Any misrepresentation, breach or failure of any warranty or representation made by NCO in or pursuant to this Agreement.

                  12.5.2 Nonperformance. Any failure or refusal by NCO to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by NCO.

          12.6 Indemnification Procedures. With respect to each event, occurrence or matter ("Indemnification Matter") as to which any Person (the "Indemnitee") is entitled to indemnification from any other Person (the "Indemnitor") pursuant to this Section 12:

                  12.6.1 Notice. Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third-party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents.

                  12.6.2 Defense. If a third-party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (a) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (b) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse affect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (c) except with respect to a Judgment or settlement which involve no more than the payment of money damages, the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent; and (d) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

          12.7 Payments. All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within fifteen (15) business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed; provided, however, if the Indemnitor is the CMJ/HBM Group and the Whitney Group pursuant to Section 12.1, payment of the amount owed to NCO by such Indemnitor may be deferred (i) until such Indemnitor receives a letter from NCO stating that, in its reasonable judgment after review with its counsel, the Indemnification Matter for which the amount is owed is not a matter for which the Company or NCO can obtain a recovery from an insurance carrier or from a third party pursuant to a right of NCO, the Company or a Subsidiary of the Company to indemnification pursuant to the terms of any agreement to which the Company or a Subsidiary of the Company is a party, or (ii) if NCO believes that a right of the Company, a Subsidiary of the Company or NCO to an insurance recovery or to indemnification for such Indemnification Matter does exist pursuant to the terms of an insurance policy or pursuant to such agreement, until 90 days after such Indemnitor receives a letter from NCO stating that NCO, the Company or a Subsidiary of the Company has used reasonable efforts to seek recovery for such Indemnification Matter pursuant to the terms of such insurance policy or such indemnification right (it being understood that NCO or the Company shall not be obligated to institute any Proceeding to effect such recovery) and no payment with respect to such Indemnification Matter has been made within 30 days after NCO, the Company or a Subsidiary of the Company first seeks such recovery. During such 90 day period and thereafter NCO shall cooperate with the Indemnitor and permit the Indemnitor to take all action in the name and on behalf of the Company to pursue such indemnification from a third party or collect under any insurance policy (it being understood that any such recovery shall be for the account of the Indemnitor to the extent the Indemnitor has paid all amounts payable by the Indemnitor to the Indemnitee pursuant to this Section).

          12.8 Setoff and Holdback. In addition to all other rights and remedies that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any amounts due to the Indemnitor, whether due under this Agreement, any of the other Contracts contemplated by this Agreement or otherwise, any sums for which the Indemnitee is entitled to payment under Section 12.7. The Indemnitee's rights to indemnification under this Section 12 shall not be in any manner limited by or to this right of setoff.

          12.9 Certain Qualifications. Notwithstanding anything to the contrary contained herein, the obligations of Chip, Mark, John, HBM and Whitney Fund and Whitney Partners to indemnify NCO pursuant to Section 12.1 shall be subject to the following:

                  12.9.1 Except as set forth in Section 12.9.4, unless and until the aggregate amount of Claims by NCO for indemnification under Section 12.1 exceed $100,000, Chip, Mark, John, HBM, Whitney Fund and Whitney Partners shall have no obligation to indemnify NCO under this Section 12.1 and the obligation to indemnify NCO upon the Claims of NCO exceeding $100,000 shall be only with respect to amounts which exceed $100,000.

                  12.9.2 Except as set forth in Section 12.9.4, Chip, Mark, John, HBM, Whitney Fund and Whitney Partners shall have no obligation to indemnify NCO under Section 12.1 with respect to any Indemnification Matter unless the Indemnification Notice with respect to such Indemnification Matter is given to Chip, Mark, John, HBM, Whitney Fund and Whitney Partners prior to the date which is eighteen months after the Closing Date.

                  12.9.3 Except as set forth in Section 12.9.4, the aggregate maximum liability of Chip, Mark, John, HBM, Whitney Fund and Whitney Partners under Section 12.1 with respect to all Indemnification Matters shall be $1,000,000, of which the maximum liability of the CMJ/HBM Group shall be $610,000 and the maximum liability of the Whitney Group shall be $390,000.

                  12.9.4 The obligations of Chip, Mark, John, HBM, Whitney Fund and Whitney Partners to indemnify NCO pursuant to Section 12.1 (i) shall not be subject to the limitations set forth in Sections 12.9.2 and 12.9.3 with respect to any Indemnification Matter arising out of or caused by, directly or indirectly, any misrepresentation, breach of failure of any warranty or representation made by the Company in Section 3.6 (relating to Tax Matters),
(ii) shall not be subject to the limitation set forth in Section 12.9.1 and
Section 12.9.3 with respect to the matter set forth in Section 12.1.5 and (iii) shall not be subject to the limitations set forth in Section 12.9.1, Section
12.9.2 and Section 12.9.3 with respect to the matter set forth in Section
12.1.3.

                  12.9.5 With respect to each Indemnification Matter for which amounts become payable to NCO pursuant to the indemnification obligations set forth in Section 12.1, 61% of the amount shall be paid by the CMJ/HBM Group and 39% of the amount shall be paid by the Whitney Group. In no event shall the amount payable by the CMJ/HBM Group on the one hand or the Whitney Group on the other hand, for indemnification obligations pursuant to Section 12.1 be greater than the amounts calculable using the foregoing respective percentages whether or not one of such groups shall have paid the amounts payable with respect to the indemnification obligations under Section 12.1.

          12.10 Exclusive Remedy. NCO and Seller hereby agree that with respect to any breach, violation or non-fulfillment of or default in the performance of any representation, warranty or covenant of this agreement for which a right to claim indemnification is provided in this Section 12, a claim or an action under and pursuant to the terms, conditions and limitations of this Section 12 shall be the sole and exclusive right and remedy of NCO and Seller, and that neither NCO nor Seller shall have any other claim, cause of action, right, or remedy for such breach, violation, non-fulfillment or default based upon this Agreement, any provision of any federal or state securities or other statute, law, rule or regulation or based upon any other cause of action arising at law or in equity; provided, however, that if for any reason a court of competent jurisdiction shall refuse to enforce this provision, and shall permit NCO or Seller to assert any action based other than upon the right to claim indemnification as provided in this Section 12, NCO and Seller agree that the amount of such other claim shall be subject to and limited by the provisions of this Section 12. The provisions of this Section 12 shall not preclude the prosecution of any action or proceeding based on fraud that if found to exist would be sufficient to give rise to the right of rescission with respect to the transactions contemplated hereby.

SECTION 13:  TERMINATION AND WAIVER.

          13.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  13.1.1 by mutual written consent of NCO, CMJ and Whitney;

                  13.1.2 by either NCO on the one hand or CMJ and Whitney on the other hand:

                           13.1.2.1 if the Closing shall not have occurred on or
before July 31,1998, unless the failure to consummate the transactions contemplated by this Agreement is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                           13.1.2.2 if any court of competent jurisdiction or
other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                           13.1.2.3 in the event of a breach by the other party
of any representation, warranty, covenant or other agreement contained in this Agreement which (A) results in the failure of a condition set forth in Section 10 and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement).

                  13.1.3 by NCO if NCO notifies Seller within 30 days after the date of this Agreement that it has received a report from Coopers and Lybrand which either (i) reflects that the Tangible Net Worth as of March 31,1998 is reasonably expected to be less than $3,856,000, or (ii) reflects that the annualized cash flow of the Company and its Subsidiaries for the three months ended March 31, 1998 on a proforma basis after giving effect to certain cost savings agreed to by NCO and the Seller is reasonably expected to be less than $4,700,000; and

                  13.1.4 by NCO if within 10 days after Seller and Company deliver to NCO all of the Schedules and other documents required to be delivered by Seller or Company pursuant to this Agreement, NCO notifies Seller that the Schedules set forth information of a material nature affecting the financial condition or operations of the Company and its Subsidiaries taken as a whole, the Business or the Assets used in the Business which if NCO had known such information as of the date hereof NCO would not have entered into this Agreement.

                  13.1.5 by NCO if NCO has not obtained a consent from its senior lender to the transactions contemplated by this Agreement within 30 days after the date of this Agreement.

          13.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 13.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections
14.1 and 14.2, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

          13.3 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement.

SECTION 14:  OTHER PROVISIONS

          14.1 Fees and Expenses. NCO shall pay all of the fees and expenses incurred by it (including any fees payable pursuant to the HSR Act) and the Company shall pay all of the fees and expenses incurred by Seller, in negotiating and preparing this Agreement (and all other Contracts executed in connection herewith or therewith) and in consummating the transactions contemplated by this Agreement.

          14.2 Publicity. All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both NCO and the Company. Unless required by Law, neither the Company or NCO shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of the other party. With respect to any announcement that any of the parties is required by Law to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other party and the other party's counsel before issuing the announcement.

          14.3 Notice. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses as follows:


         If to Whitney Partners:

         177 Board Street
         15th Floor
         Stamford, CT  06901
         Attention:   Jeffrey R. Jay, M.D. and Daniel J. O'Brien

         With a copy to:

         David Scherl, Esquire
         Morrison Cohen Singer & Weinstein, LLP
         750 Lexington Avenue
         New York, NY  10022

         If to Whitney Fund:

         177 Board Street
         15th Floor
         Stamford, CT  06901
         Attention:   Jeffrey R. Jay, M.D. and Daniel J. O'Brien

         With a copy to:

         David Scherl, Esquire
         Morrison Cohen Singer & Weinstein, LLP
         750 Lexington Avenue
         New York, NY  10022

         If to Chip:

         C. B. Hellman, Jr.
         8301 Glidewell Road
         Cross Plains, TN 37049

         With a copy to:

         Mark Manner, Esquire
         Harwell Howard Hyne Gabbert & Manner, P.C.
         1800 First American Center
         315 Deaderick Street
         Nashville, TN 37238

         If to John:

         John J. O'Hara, Jr.
         7236 Birch Bark Drive
         Nashville, TN 37221

         With a copy to:

         Mark Manner, Esquire
         Harwell Howard Hyne Gabbert & Manner, P.C.
         1800 First American Center
         315 Deaderick Street
         Nashville, TN 37238

         If to Mark:

         Mark Gorman
         2031 Maple Lane
         Franklin, TN 37067

         With a copy to:

         Mark Manner, Esquire
         Harwell Howard Hyne Gabbert & Manner, P.C.
         1800 First American Center
         315 Deaderick Street
         Nashville, TN  37238

         If to NCO:

         515 Pennsylvania Avenue
         Fort Washington, PA 19034
         Attn:  Michael Barrist

         With a copy to:

         Blank Rome Comisky & McCauley LLP
         One Logan Square
         Philadelphia, PA  19103
         Attn.:  Sol Genauer, Esquire

Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.3, except that any such change of address notice shall not be effective unless and until received.

          14.4 Survival of Representations. All representations and warranties made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of eighteen months after the Closing Date.

          14.5 Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

          14.6 Reliance by NCO. Notwithstanding the right of NCO to investigate the Business, the Assets of the Business and financial condition of the Company and its Subsidiaries, and notwithstanding any knowledge determined or determinable by NCO as a result of such investigation, NCO has the unqualified right to rely upon, and has relied upon, each of the representations and warranties made by the Company, CMJ, HBM and Whitney, in this Agreement or pursuant hereto.

          14.7 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, except for any confidentiality agreement among the parties which shall remain in full force and effect. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

          14.8 Parties in Interest. None of the parties may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other parties, except NCO may assign any or all of its rights under Section 11 of this Agreement to any Person who acquires or obtains control of all or substantially all of the Assets of NCO or the Company or any Subsidiary of the Company. This Agreement shall bind, benefit, and be enforceable by and against the parties hereto, and their respective successors and consented-to assigns.

          14.9 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

          14.10 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

          14.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

          14.12 Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

          14.13 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.

          14.14 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          14.15 Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania; (c) each of the parties irrevocably waives the right to trial by jury; (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section .

          14.16 No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of the Company or Seller.

          14.17 Further Assurances. At any time and from time to time after the Closing Date, at NCO's request and without further consideration, but at the expense of NCO, the Seller will promptly execute and deliver all such further Documents or perform such acts as NCO may reasonably request in order to more fully consummate the transactions contemplated herein and in order to more effectively vest, transfer, confirm, protect and defend the right, title and interest of NCO in the MedSource Stock and to assist NCO in exercising its rights and privileges with respect thereto.

          14.18 Schedules. NCO and Seller acknowledge that all of the Schedules and Exhibits and other information required to be delivered pursuant to this Agreement by the Company or Seller or NCO as of the date of this Agreement have not been delivered. The parties shall deliver such Schedules, Exhibits and other information within 15 days after the date of this Agreement. Any information included in any Schedule to this Agreement in response to the disclosure required or permitted in such Schedule shall be deemed to be included in any other Schedule to this Agreement if (i) it is apparent from the face of the disclosure made in the first Schedule that such disclosure is also responsive to the disclosure required in the other Schedule, and (ii) the disclosure in the first Schedule contains all information which would be required to be disclosed with respect to such matter in the other Schedule.

          14.19 Certain Matters Relating to Employees. For a period of eighteen months after the date hereof, NCO shall cause the Company to continue in effect its insurance for employment related matters. NCO shall provide NCO's severance program benefits to each employee of the Company and its Subsidiaries who may be terminated within 180 days after the Closing Date as a result of any reorganization of the Company and its Subsidiaries resulting from NCO's acquisition of the MedSource Stock. In addition, NCO shall afford to the Company's employees at the Company's Michigan office at the time of any closing, consolidation or combination of such office the opportunity to accept employment with NCO's outsource employee provider that staffs NCO's Jackson, Michigan office. NCO shall use its reasonable efforts to effect any closing, consolidation or combination of the Company's Michigan Office in a commercially reasonably manner.

          14.20 Covenant Relating to Tax Returns. NCO agrees not to file any amended tax return with respect to a Tax return filed by the Company for any Tax period ending on or before the Closing Date, unless required by an agency or political subdivision of any federal, state, local or foreign government. NCO further agrees not to settle or compromise any Tax arising with respect to a Tax return filed by the Company for any period ending on or before the Closing Date which would have the effect of increasing Seller's liability to NCO under
Section 12 without the consent of Seller, which consent shall not be unreasonably withheld or delayed. NCO shall keep Seller duly informed of any proceeding in connection with the foregoing.

         IN WITNESS WHEREOF, NCO, the Company, Whitney and HBM have caused this Stock Purchase Agreement to be executed by their respective duly authorized officers and CMJ and HBM have executed this Agreement, all as of the day and year first above written.


ATTEST:                                     NCO GROUP, INC.


By: /s/ Joshua Gindin            By: /s/ Michael J. Barrist
    -------------------              ------------------------------------------
                                     Name: Michael J. Barrist
    Secretary                        Title: Chairman and Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                              MEDSOURCE, INC.


By:                              By: /s/ Paul E. Weitzel, Jr.
    -------------------              ------------------------------------------
                                     Name: Paul E. Weitzel, Jr.
    Secretary                        Title: Chairman and Chief Executive Officer

[CORPORATE SEAL]


                                     /s/ C.B. Hellmann, Jr.
                                     ------------------------------------------
                                     C.B. Hellmann, Jr.


                                     /s/ Mark Gorman
                                     ------------------------------------------
                                     Mark Gorman


                                     /s/ John O'Hara
                                     -----------------------------------------
                                     John O'Hara

                                          WHITNEY SUBORDINATED DEBT FUND, L.P.


                                          By: /s/ D. J. O'Brien
                                              ---------------------------------
                                              Name: D.J. O'Brien
                                              Title:




                                          WHITNEY EQUITY PARTNERS, L.P.


                                          By: /s/ D. J. O'Brien
                                              ---------------------------------
                                              Name: D. J. O'Brien
                                              Title:


                                          HEALTHCARE BUSINESS MANAGEMENT, LTD.


By: /s/ W. Gary Myers                     By: /s/ W. Gary Myers
    --------------------------                --------------------------------
    [Name]                                    Name: W. Gary Myers
    Secretary                                 Title: Chief Executive Officer

[CORPORATE SEAL]